UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

September 29, 2025

Dear CytoDyn Stockholder:

You are cordially invited to virtually attend the 2025 Annual Meeting of Stockholders of CytoDyn Inc. (the “Company”) to be held solely online via a live webcast at 9:30 a.m., Pacific Time, on November 21, 2025 at https://web.viewproxy.com/CYDY/2025. There is no physical location for the Annual Meeting. To attend and vote at the Annual Meeting, you must be a stockholder of record as of the close of business on September 25, 2025, or hold a legal proxy, as explained in the “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting” sections of the accompanying proxy statement.

The matters to be presented for action at the Annual Meeting are (i) the election of five directors to our Board of Directors; (ii) ratification, on an advisory (non-binding) basis, of the appointment of our auditors; (iii) approval, on an advisory (non-binding) basis, of our named executive officer compensation; (iv) an advisory (nonbinding) vote on the frequency of holding an advisory vote on executive compensation; (v) a proposal to increase the total number of authorized shares of common stock from 1,750,000,000 to 2,250,000,000 shares; and (vi) a proposal for the adjournment of the Annual Meeting to solicit additional proxies, if there are insufficient votes at the Annual Meeting to approve the share increase proposal, as further described in the enclosed proxy statement. We may also act on such other business as it may properly come before the Annual Meeting.

We are excited about the future of our Company. It is vitally important that your shares are represented and voted, whether or not you are able to attend the virtual meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

Sincerely,

Jacob Lalezari

Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

150 Clove Road, Suite 400, Little Falls, NJ 07424

Phone: 1-855-206-1134

Email: cydy@allianceadvisors.com

CYTODYN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 21, 2025

You are invited to virtually attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at 9:30 a.m., Pacific Time, on November 21, 2025, via a live webcast at https://web.viewproxy.com/CYDY/2025.

The Board of Directors has fixed September 25, 2025 as the record date for the meeting. Only stockholders of record at the close of business on September 25, 2025, or who hold a legal proxy, are entitled to notice of, to vote at, and to virtually attend the Annual Meeting or any postponements or adjournments thereof. Please refer to the “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting” sections of the accompanying Proxy Statement for additional information.

The Annual Meeting is being held to consider and vote on the following matters:

1.	Election of five (5) directors to serve on the Board of Directors until the 2026 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal;
2.	Ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2026;
3.	Approval, on an advisory (non-binding) basis, of our named executive officer compensation;
4.	An advisory (nonbinding) vote on the frequency of holding an advisory vote on executive compensation;
5.	Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,750,000,000 to 2,250,000,000 shares;
6.	Approval of a proposal for the adjournment of the Annual Meeting to solicit additional proxies, if there are insufficient votes at the Annual Meeting to approve the share increase proposal; and
7.	Transaction of any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Whether or not you are able to virtually attend the meeting, please promptly vote and submit your proxy (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. If you are a stockholder of record at the close of business on September 25, 2025, or hold a legal proxy, and virtually attend the Annual Meeting, you may revoke your proxy and vote your shares at the meeting.

The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for directors named in this Proxy Statement, “FOR” Proposals 2, 3, 5 and 6 above, and for the option of “ONE YEAR” for proposal 4 set forth above, using the enclosed proxy card.

We urge you to read this Proxy Statement carefully and to vote promptly through the internet, by telephone, or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form, will save us the expense and extra work of additional solicitation.

By Order of the Board of Directors

Tyler Blok
Corporate Secretary
Vancouver, Washington
September 29, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
STOCKHOLDERS’ MEETING TO BE HELD ON NOVEMBER 21, 2025:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, are available at https://web.viewproxy.com/CYDY/2025.

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at our Annual Meeting of Stockholders to be held on November 21, 2025 at 9:30 a.m., Pacific Time, in a solely virtual format (the “Annual Meeting”), and any postponements or adjournments thereof. There is no physical location for the Annual Meeting. Website references throughout this document are provided for convenience only, and the content on the referenced website is not incorporated by reference into this document.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available at https://web.viewproxy.com/CYDY/2025. The following materials are available for review:

●	Proxy Statement;
●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2025;
●	Notice of Internet Availability of Proxy Materials; and
●	Proxy Card.

We provided electronic access to our proxy materials beginning on or about September 29, 2025. On or about September 29, 2025, we mailed to our stockholders the Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement via the internet and how to vote online. The Securities and Exchange Commission (the “SEC”) allows the delivery of proxy materials to stockholders over the internet. We believe that this offers a convenient way for stockholders to review the proxy materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. Proxies to vote at the Annual Meeting are being solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors, officers and employees of the Company in person, by telephone or otherwise without additional compensation for such services.

Voting. You may submit a proxy to have your shares of common stock voted at the Annual Meeting in one of three ways: (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. When a proxy is properly returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present and will be voted in accordance with the recommendations of our Board, as stated in the Notice of Annual Meeting of Stockholders. If a stockholder of record as of the close of business on September 25, 2025, or a holder of a legal proxy, virtually attends the Annual

Meeting, he or she may vote at the Annual Meeting. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the “NYSE”) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the NYSE. Although the NYSE may not announce which proposals will be deemed routine until after the date on which this Proxy Statement has been mailed to you, we expect that the election of directors, the advisory vote on named executive officer compensation, and the advisory vote on the frequency of future advisory votes on executive compensation will be deemed non-routine. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to direct the voting of your shares.

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting alone will not revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted voting instructions relating to your shares.

ATTENDANCE AT THE ANNUAL MEETING

You will be able to attend the Stockholder Meeting by first registering at https://web.viewproxy.com/CYDY/2025. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2025 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/CYDY/2025. On the day of the annual meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Technical Difficulties

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 9:15 a.m. Pacific Time on November 21, 2025, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com, or call 866-612-8937.

OUTSTANDING VOTING SECURITIES AND QUORUM

Under our Amended and Restated Certificate of Incorporation, as amended, only shares of common stock, par value $0.001 per share, of the Company are entitled to vote at the Annual Meeting. Stockholders of record as of the close of business on September 25, 2025, are entitled to one vote at the Annual Meeting for each share of common stock then held by the stockholder. As of that date, the Company had 1,259,752,684 shares of common stock issued and outstanding. The presence, in person (by attendance at the virtual meeting) or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote will constitute a quorum at the Annual Meeting. Abstentions will be considered present for purposes of determining the presence of a quorum at the Annual Meeting.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. Broker non-votes will not be considered present for purposes of determining the presence of a quorum at the Annual Meeting if the NYSE determines that none of the proposals are “routine,” but will be considered present for purposes of determining the presence of a quorum at the Annual Meeting if the NYSE determines that one or more of the proposals is routine. As of the date of this Proxy Statement, we believe that the NYSE will determine that Proposals 1, 3 and 4 are non-routine, but that Proposals 2, 5 and 6 are routine.

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware and our Amended and Restated By-laws (our “By-laws”), the five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Proposals 2, 3 and 6 will be approved, with Proposals 2 and 3 on an advisory basis, if a quorum exists and the votes cast “for” the proposal exceed the votes cast “against” the proposal. For Proposal 4, with voting on an advisory basis, you may vote your shares in favor of “one year,” “two years” or “three years.” The option that receives the greatest number of votes will be considered the frequency selected by stockholders. Proposal 5 will be approved only if it receives the affirmative votes of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. If a quorum is present, shares that are not represented at the Annual Meeting, shares that abstain from voting, and broker non-votes, if any, will have no effect on the outcome of voting on Proposals 1, 2, 3, 4 and 6, but will have the effect of a vote against Proposal 5.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document to understand the proposals fully.

●	Time and Place of Annual Meeting (see Notice of Annual Meeting of Stockholders): 9:30 a.m., Pacific Time, on November 21, 2025, solely in virtual format. Stockholders of record as of the close of business on September 25, 2025, or holding a legal proxy, may access the Annual Meeting virtually at https://web.viewproxy.com/CYDY/2025. See “Attendance at the Annual Meeting” above for additional information on how to access the Annual Meeting.
●	Record Date (see page 2): You are entitled to vote on the proposals to be presented at the Annual Meeting if you owned common stock of the Company as of the close of business on September 25, 2025, either of record or in street name.
●	Proposals to be Voted on (see Notice of Annual Meeting of Stockholders): Matters to be presented for action at the meeting include (i) election of five (5) directors to serve on the Board until the 2026 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal; (ii) ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2026; (iii) approval, on an advisory (non-binding) basis, of our named executive officer compensation; (iv) approval, on an advisory (non-binding) basis, on the frequency of holding an advisory vote on executive compensation; (v) approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,750,000,000 to 2,250,000,000 shares; and (vi) a proposal for the adjournment of the Annual Meeting to solicit additional proxies, if there are insufficient votes at the Annual Meeting to approve Proposal 5.
●	Recommendation of the Board (see pages 16-24): The Board recommends that you vote “FOR” the election of the Board’s nominees for director named in this Proxy Statement, “FOR” Proposals 2, 3, 5 and 6, and for the option of “ONE YEAR” for proposal 4.
●	Vote Required: Pursuant to the General Corporation Law of the State of Delaware and our By-laws, the five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Proposals 2, 3 and 6 will be approved, with Proposals 2 and 3 on an advisory basis, if a quorum exists and the votes cast “for” the proposal exceed the votes cast “against” the proposal. For Proposal 4, with voting on an advisory basis, you may vote your shares in favor of “one year,” “two years” or “three years.” The option that receives the greatest number of votes will be considered the frequency selected by stockholders. Proposal 5 will be approved only if it receives the affirmative votes of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. If a quorum is present, shares that are not represented at the Annual Meeting, shares that abstain from voting, and broker non-votes, if any, will have no effect on the outcome of voting on Proposals 1, 2, 3, 4 and 6, but will have the effect of a vote against Proposal 5.
●	How to Vote Your Shares (see page 1): You may submit a proxy to have your shares of common stock voted at the Annual Meeting in one of three ways: (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. In order to assure that your vote is recorded, please submit your proxy even if you are a stockholder of record as of the close of business on September 25, 2025, and currently plan to virtually attend the Annual Meeting.
●	How to Revoke Your Proxy (see page 2): Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.
●	Voting of Shares Held in “Street Name” (see pages 1-2): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the NYSE but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the NYSE. The determination of which proposals are deemed routine versus non-routine may not be made by the NYSE until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to direct the voting of your shares.
●	Whom You Should Contact with Questions: If you have further questions, you may contact the Company’s proxy solicitor, Alliance Advisors LLC, at:

Alliance Advisors LLC

150 Clove Road, Suite 400, Little Falls, NJ 07424

Phone: 1-855-206-1134

Email: cydy@allianceadvisors.com

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Directors and Board Committees

The following table lists each of our five current directors and sets forth information about their committee memberships:

			Board committees
Director name	Age	Independent	Audit	Compensation	Nom/Gov
Tanya D. Urbach, Board Chair	58	Yes	M	M	C
Lishomwa C. Ndhlovu, M.D., Ph.D.	55	Yes			M
Karen J. Brunke, Ph.D.	73	Yes		M
Ryan M. Dunlap	55	Yes	C		M
Stephen M. Simes	73	Yes	M	C

Cindicates chair of respective board committee.

Mindicates member of respective board committee.

Board Meetings

The Board held twelve meetings during the Company’s fiscal year ended May 31, 2025. During the 2025 fiscal year, each of the then-current directors attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which they served during their tenure on such committee or the Board.

It is our policy that our Board members attend our Annual Meeting. At our 2024 Annual Meeting, all then-current Board members participated in the virtual Annual Meeting.

Board Leadership Structure

Our Board is currently chaired by our non-employee independent director Tanya D. Urbach. Ms. Urbach has served as Board Chair since January 2022. The Board believes its current Board leadership structure, which reflects the separation of the Chair and Principal Executive Officer positions, enables the Board to govern in the best interests of the Company and its stockholders.

The Board’s Role in Risk Oversight

Our management is responsible for identifying, assessing, and managing the material risks we face. The Board generally oversees risk management practices and processes and, both as a whole and through the Audit Committee, periodically discusses with management strategic and financial risks associated with our operations, their potential impact on us, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risks and discusses with management and our independent registered public accounting firm our policies and practices with respect to risks and particular areas of risk exposure. The Nominating and Corporate Governance Committee oversees recruitment of potential director nominees and succession planning for our executive positions. The Compensation Committee monitors our incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk.

Cybersecurity

We have established processes for assessing, identifying and managing cybersecurity risks, which are built into our information technology function and are designed to safeguard our information assets and operations from internal and external cyber threats, including protecting employee and patient information from unauthorized access to or attacks on our networks and systems. These processes include physical, procedural and technical safeguards, response plans, regular tests on our systems, incident simulations and routine reviews of our policies and procedures to identify risks and enhance our practices. We also employ processes to identify material risks from cybersecurity threats associated with our use of third-party service providers.

We have engaged external parties, including risk management consultants and computer security firms, to enhance our cybersecurity oversight. In an effort to deter and detect cyber threats, we periodically provide training programs to our employees on issues related to privacy and data protection, cybersecurity risks, and the importance of reporting all incidents immediately. Topics include identifying phishing, password protection, securing confidential data, and mobile security. In addition, we use technology-based tools to mitigate cybersecurity risks and to bolster our employee-based cybersecurity programs. We also perform annual vulnerability assessments, conducted by independent, third-party cybersecurity firms.

Code of Ethics and Business Conduct and Insider Trading Policy

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers, or persons performing similar functions. The Company intends to disclose any amendments to its Code of Ethics and Business Conduct, or any waivers of the requirements thereof, on its website at the address and location specified below, to the extent permitted or required by applicable SEC rules.

We have also adopted a Statement of Insider Trading Policy and Related Trading Procedures governing the purchase, sale, and other dispositions of our securities that is applicable to our directors, officers, and employees. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with the insider trading laws, rules and regulations that apply to the Company.

We make our Code of Ethics and Business Conduct and our Statement of Insider Trading Policy and Related Trading Procedures available free of charge on our website at www.cytodyn.com under the Investors/Corporate Governance tabs.

Anti-Hedging Policy

The Board has adopted a policy that prohibits our employees (including officers) and directors, or any of their designees, from engaging in transactions in our capital stock that could create the appearance of misalignment between an employee or director and stockholders and/or create a heightened compliance risk. Engaging in transactions or purchasing financial instruments that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any securities of the Company held by our employees or directors is prohibited. Prohibited transactions include, but are not limited to, zero-cost collars and forward sale contracts.

Director Independence

We are not a “listed issuer” as that term is used in Regulation S-K Item 407 adopted by the SEC. However, in determining director independence, we use the definition of independence in Rule 5605(a)(2) and Rule 5605(c)(2) of the listing rules of The Nasdaq Stock Market (the “Nasdaq Rules”).

The Board has determined that all of our current directors, Ms. Urbach, Drs. Brunke and Ndhlovu, and Messrs. Dunlap and Simes, are independent as defined in the Nasdaq Rules and none of them otherwise has a relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. See also “Related Person Transactions” below.

Dr. Ndhlovu served on the Company’s Scientific Advisory Board for a period of time. As compensation for that service, Dr. Ndhlovu was granted an option to purchase 50,000 shares of common stock with an exercise price of $3.36 per share that will expire on August 31, 2030, and an option to purchase an additional 50,000 shares of common stock with an exercise price of $0.50 per share that will expire on September 6, 2032. The awards were not subject to disclosure under

Regulation S-K Item 404(a), but the Board took them into consideration in determining that Dr. Ndhlovu is independent under the Nasdaq Rules.

Committees of Our Board

Our Board’s committee structure currently consists of three principal committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each of its committees. A copy of each committee’s charter is available on our website at www.cytodyn.com under the Investors/Corporate Governance tabs. A brief description of the composition and the primary responsibilities of our committees is set forth below.

Audit Committee

The primary role of the Audit Committee is to oversee the Company’s financial reporting and disclosure process. The Audit Committee is responsible for overseeing the work done by our independent auditors and reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our financial reporting process, the annual audited financial statements, and the results of the annual audit. The Audit Committee is also responsible for reviewing and approving in advance all contemplated related-party transactions such as those described under “Related Person Transactions” below. The Audit Committee held four meetings during the 2025 fiscal year to review our financial statements with the auditors following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC.

The members of our Audit Committee are currently Mr. Dunlap, Chair, Ms. Urbach, and Mr. Simes, each of whom is an independent director. The Board has determined that each current member of the Audit Committee is financially sophisticated under the Nasdaq Rules. The Board has also determined that Mr. Dunlap is an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii) adopted by the SEC. All current members of the Audit Committee are considered independent because they satisfy the independence requirements prescribed by the Nasdaq Rules, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

The Compensation Committee reviews and approves our overall compensation philosophy and determines base salaries and other forms of compensation to be paid to our executive officers, including cash incentive compensation and grants of options and other stock-based awards. The Compensation Committee is also responsible for making recommendations to the Board with respect to new compensation plans, including incentive compensation plans and equity-based plans, and changes in director compensation. The Compensation Committee held four meetings during the 2025 fiscal year.

Our Compensation Committee currently consists of Mr. Simes, Chair, Ms. Urbach, and Dr. Brunke, each of whom is an independent director. The Board has reviewed the source of compensation received by each director currently serving on the Compensation Committee and determined that no director receives compensation from any person or entity that would impair their ability to make independent judgments about our Company’s executive compensation. The Board has also reviewed all affiliations of the directors currently serving on the Compensation Committee with our Company and its affiliates and determined that there is no relationship that would impair their ability to make independent judgments about our Company’s executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board, makes recommendations to the Board with regard to the size and composition of the Board and committees thereof, and evaluates the Board and its members. The Nominating and Corporate Governance Committee also assists the Board in recruiting and developing succession and continuity plans for principal officer positions. The Nominating and Corporate Governance Committee held three meetings during the 2025 fiscal year. The current members of the Nominating and Corporate Governance Committee are Ms. Urbach, Chair, Dr. Ndhlovu, and Mr. Dunlap, each of whom is an independent director.

The Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating and Corporate Governance Committee will consider, among other factors:

●	demonstration of ethical behavior;
●	positions of leadership that demonstrate the ability to exercise sound judgment in a wide variety of matters;
●	the candidate’s ability to commit sufficient time to the position;
●	the candidate’s understanding of our business and operations; and
●	the need to satisfy independence requirements relating to Board composition.

The Nominating and Corporate Governance Committee evaluates all candidates for director thoroughly, whether they are recommended by the management team, stockholders, or third parties, in accordance with the needs of the Board and the qualifications of the candidate. Stockholders who have recommendations for future director candidates may contact the Board at the Company’s address, 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee evaluates the current composition of the Board in determining whether to recommend the nomination of current directors for re-election. As authorized under its charter, the Nominating and Corporate Governance Committee, as deemed necessary, engages and works with a third-party search firm to assist the committee in locating, recruiting, and vetting potential candidates for election or appointment as directors.

The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director and recognizes that maintaining a diverse membership with varying backgrounds, perspectives, skills, experiences, and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better serve as effective, engaged stewards of our stockholders’ interests.

When considering directors and nominees, the Nominating and Corporate Governance Committee and the Board focus primarily on the information disclosed in each individual’s resume, references, questionnaire, background check, and personal interview. See “Proposal 1 Election of Directors” for information regarding our five current directors, who have been recommended for re-election as directors by the Nominating and Corporate Governance Committee.

Director Compensation

During the 2025 fiscal year, our non-employee director compensation program was not adjusted from the 2024 fiscal year, and provided for: (i) $40,000 in annual cash retainer, (ii) an additional annual cash retainer of $30,000 for service as Lead Independent Director or independent Board Chair, (iii) additional annual cash retainers for committee chairs equal to $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for the Nominating and Governance Committee, (iv) annual cash retainers for committee members of $10,000 for the Audit Committee, $7,500 for the Compensation Committee, and $5,000 for the Nominating and Governance Committee, and (v) an annual grant of a non-qualified stock option to purchase 800,000 shares of common stock (the same number of shares as in fiscal year 2024), with an exercise price equal to the closing sale price of the common stock on the date of grant, a 10-year term, and vesting in 12 equal monthly installments during fiscal 2025.

Director compensation is evaluated an annual basis, and decisions are made based on comparative compensation information and recommendations provided by Aon/Radford (“Aon”), the Company’s independent compensation consultant.

2025 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal year 2025:

		Stock option
Name of non-employee director	Cash fees	awards (1)(2)	Total
Tanya D. Urbach (3)	$97,500	$91,200	$188,700
Lishomwa C. Ndhlovu, M.D., Ph.D.	$45,000	$91,200	$136,200
Karen J. Brunke, Ph.D.	$47,500	$91,200	$138,700
Ryan M. Dunlap	$65,000	$91,200	$156,200
Stephen M. Simes	$65,000	$91,200	$156,200
(1)	Stock option awards represent the grant date fair value of the awards pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”), as described in Note 6 to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2025 (the “2025 Form 10-K”), to which reference is hereby made.
(2)	The shares of common stock underlying stock options held by the non-employee directors as of May 31, 2025, are shown in the table below:
Number of shares underlying
Name of non-employee director	outstanding stock option awards
Tanya D. Urbach	1,959,611
Lishomwa C. Ndhlovu, M.D., Ph.D.	2,059,611
Karen J. Brunke, Ph.D.	1,884,611
Ryan M. Dunlap	1,785,334
Stephen M. Simes	1,778,012
(3)	Cash fees include annual fees for service as independent Board Chair.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Under our Certificate of Incorporation and By-laws, the Board is authorized to set the number of directors of the Company. The Board has fixed the number of directors at five. The Board currently consists of five directors.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting the following five individuals: Tanya D. Urbach, Lishomwa C. Ndhlovu, M.D., Ph.D., Karen J. Brunke, Ph.D., Ryan M. Dunlap, and Stephen M. Simes, to hold office until next year’s annual meeting of stockholders, and until their successors are duly elected and qualified or until their earlier death, resignation or removal. If a director retires, resigns or is otherwise unable to serve before the end of his or her one-year term, the Board may appoint a director to fill the remainder of such term, reduce the size of our Board, or leave the position vacant.

The Board has affirmatively determined that each of the Board’s nominees qualifies as an independent director. None of our Board’s nominees is being elected pursuant to any arrangement or understanding between any of the Board’s nominees and any other person or persons. All of the Board’s nominees have consented to serving as a nominee, being named in this Proxy Statement, and serving as a director if elected. If all of the Board’s nominees are elected at the Annual Meeting, two of our directors will be female and one of our directors will be racially or ethnically diverse.

Nominees and their Qualifications

The following table sets forth information with respect to each person who is nominated for election as a director, including their current principal occupation or employment and age as of September 15, 2025:

				Board committees
Director name	Age	Principal occupation	Independent	Audit	Compensation	Nom/Gov
Tanya D. Urbach, Board Chair	58	Partner, Eagle Bay Advisors	Yes	M	M	C
Lishomwa C. Ndhlovu, M.D., Ph.D.	55	Professor, Immunology in Medicine and Neuroscience, Cornell University	Yes			M
Karen J. Brunke, Ph.D.	73	Executive Vice President, Corporate and Business Development, Jaguar Health, Inc. (NASDAQ: JAGX)	Yes		M
Ryan M. Dunlap	55	Chief Financial Officer, Gurobi Optimization	Yes	C		M
Stephen M. Simes	73	Independent advisor to companies and organizations in the pharmaceutical industry	Yes	M	C
C	indicates chair of respective board committee.
M	indicates member of respective board committee.

Tanya D. Urbach. Ms. Urbach has been a director since November 24, 2021, and has served as our Board Chair since January 24, 2022. She is currently Partner/Co-Head of Family Office Services for Eagle Bay Family Office, which provides family office and investment advisory services. Ms. Urbach also provides corporate governance, corporate finance and legal advice to Dynepic, Inc., which provides an integrated platform to power immersive training programs for companies and U.S. military forces. From November 2020 through March 31, 2021, Ms. Urbach was a sole practitioner advising broker-dealers, investment advisers and their professionals. From January 2019 through October 2020, she was a shareholder at the law firm Markun, Zusman, Freniere & Compton in Portland, Oregon. She served as General Counsel for Paulson Investment Company, LLC, a registered broker-dealer that provides investment banking services to the Company from time to time, from July 2015 until January 2019, providing advice regarding corporate governance, securities regulatory compliance, corporate finance, and other legal and securities-related issues. Ms. Urbach earned her bachelor’s degree at University of Oregon and her law degree at Lewis & Clark Law School. She served on the Executive Committee of the Oregon State Bar Securities Regulation Section from 2007 through 2015 and 2019 to 2021. She brings extensive training and expertise in the conduct of securities offerings, securities litigation, corporate finance and business growth, corporate governance, and other corporate business and legal issues to the Board.

Lishomwa C. Ndhlovu, M.D., Ph.D. Dr. Ndhlovu has been a director since November 24, 2021, and previously served on the Company’s Scientific Advisory Board. He was appointed to Weill Cornell Medicine in 2019 as Professor of Immunology in Medicine and Neuroscience and is the Herbert J. and Ann L. Siegel Endowed Distinguished Professor. Before joining Weill Cornell Medicine, Dr. Ndhlovu was on the faculty at the University of Hawaii and University of California San Francisco from 2010 to 2019. As co-leader of the $26.5 million NIH-supported Martin Delaney Collaboratory, “HOPE”, testing novel approaches towards an HIV cure, the $11 million “SCORCH” consortium, investigating how substances that can lead to addition modify effects of HIV in the brain, and awarded an NIH MERIT award with $8 million to investigate mechanisms by which stem cell transplantation leads to HIV cure and how to translate these insights into broadly applicable immunotherapies, he is a recognized expert in basic and complex translational immunology and engineered immunotherapy research. He has focused much of his work on confronting the challenges of HIV and aging, addressing molecular mechanism of HIV pathogenesis, complications, and persistence. Dr. Ndhlovu received his M.D. from the University of Zambia and his Ph.D. from Tohoku University in Japan and is an elected Fellow of the American Academy of Microbiology, member of the American Association of Physicians, Chair of The Foundation for AIDS Research (amfAR) Research Council, and Chair of the Advisory Board of Ledidi AS. He brings a deep understanding of the central nervous system aspects of HIV and research expertise in major arenas in which the Company is studying its drug product to the Board.

Karen J. Brunke, Ph.D. Dr. Brunke was appointed as a director as of April 1, 2022. Dr. Brunke has over 30 years of scientific, operational, clinical, senior executive, and corporate/business development managerial experience with large and small biotechnology companies. She is currently the Executive Vice President of Corporate and Business Development at Jaguar Health, Inc. (JAGX), a position she has held since September 2021, following seven months as an independent consultant to Jaguar. Jaguar is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Since January 2023, Dr. Brunke has also served as acting CEO of Magdalena Biosciences, Inc., a joint venture of Jaguar and Filament Health Corp funded by OneSmallPlanet. During her career, Dr. Brunke has been a business development and strategy consultant to multiple companies and was instrumental in the initiation of several startup companies, including during the period from 2017 through 2020. Dr. Brunke was part of the executive team that merged Mercator Genetics Inc. with Progenitor, a subsidiary of Interneuron Pharmaceuticals, in 1999 and helped take the resulting company public. Dr. Brunke was Chief Operating Officer of Anexus Pharmaceuticals, a subsidiary of the Japanese public company MediBic, responsible for in- and out-licensing assistance for Japanese companies, from 2004 through June 2006, and was founding Chief Executive Officer of Cardeus Pharmaceuticals, a neuroscience company, from 2011 through March 2014. Dr. Brunke received her BA in Biochemistry as well as a Ph.D. in Microbiology from the University of Pennsylvania. Her many years of service in executive management, business development, operations, and corporate development roles at biotechnology companies are of valuable assistance to the Board.

Ryan M. Dunlap. Mr. Dunlap was appointed as a director effective August 24, 2022. Mr. Dunlap has over 28 years’ experience in finance and operations leadership, developing significant expertise in strategy setting, improving operational efficiency and effectiveness, fundraising and investor relations, financial reporting and compliance, and risk management. Mr. Dunlap joined Gurobi Optimization, a company that offers customers a mathematical optimization solver to address business problems, in October 2019. Prior to that, he was CFO beginning in January 2016, as well as COO beginning in December 2017, at MolecularMD (now ICON Specialty Labs), a growth equity-backed molecular diagnostics company. Mr. Dunlap also previously served as the CFO of Galena Biopharma, Inc., a publicly traded biotechnology and pharmaceutical sales company. Earlier in his career, Mr. Dunlap held various financial and operational leadership roles in large, multinational organizations, and spent 11 years with public accounting firms such as PricewaterhouseCoopers LLP (“PwC”), KPMG, and Moss Adams, where he provided business assurance and advisory services to both public and private companies predominately in the software, technology, and life sciences industries. Mr. Dunlap earned a B.S. degree in Accounting from the University of Oregon and is an active licensed CPA in the state of Oregon. His expertise as an “audit committee financial expert,” particularly in matters faced by the audit committee of a biotechnology company, as well as his significant experience in executive management, finance, operations, and strategic planning, is of valuable assistance to the Board.

Stephen M. Simes. Mr. Simes was appointed as a director effective October 13, 2022. Mr. Simes brings extensive experience to our Board through his service as CEO or a director of a number of pharmaceutical companies, both public and private. His career in the pharmaceutical industry started over 40 years ago with G.D. Searle & Co. (now a part of Pfizer Inc.). He has been an independent advisor to companies and organizations in the pharmaceutical industry since 2016 and is currently Entrepreneur in Residence at Helix 51 and the Innovation and Research Park of Rosalind Franklin University of Medicine and Science in North Chicago, Illinois. Mr. Simes also serves as a director of BioLife4D Corporation, a private company developing a patient-specific, fully functioning human heart using 3D bioprinting and the patient’s own cells. Mr. Simes is also chairman of the board of Bio-XL Limited, an Israeli company developing products in oncology. Mr. Simes was the CEO of RestorGenex Corporation from 2014 to 2016, when it was acquired by Diffusion Pharmaceuticals. From 1998 to 2013, Mr. Simes was the President and CEO of BioSante Pharmaceuticals, which was acquired by ANI Pharmaceuticals Inc. in June 2013. He previously served on the boards of directors of Therapix Biosciences (2016 - 2020), RestorGenex Corporation (2014 - 2016), Ceregene, Inc. (2009 - 2013), BioSante Pharmaceuticals (1998 - 2013), Unimed Pharmaceuticals, Inc. (1994 - 1997), Bio-Technology General (1993 - 1995), and Gynex Pharmaceuticals, Inc. (1989 - 1993). Stephen has a BSc in Chemistry from Brooklyn College of the City University of New York and an MBA from New York University. Simes brings substantial biotech experience to the board, including in the realms of corporate governance, executive management, operations, business development, drug development and capital markets. He also has substantial experience serving on boards of both privately owned and publicly traded entities.

Vote Required

The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes properly cast will be elected, provided that a quorum is present at the Annual Meeting. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the nominees for election as directors listed below as a group, or for or withheld from each individual nominee. Shares that are not represented at the Annual Meeting, shares that are withheld, and broker non-votes will have no effect on the outcome of the election. If for some unforeseen reason a Board nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The Board recommends that stockholders vote “FOR” the election of the five nominees named above.

PROPOSAL 2

ADVISORY VOTE ON RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has selected CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm to examine our financial statements for the fiscal year ending May 31, 2026. The selection of independent auditors is not required to be submitted to a stockholder vote by our governance documents or applicable law. However, our Board considers it desirable for stockholders to vote on the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our stockholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company.

Marcum LLP (“Marcum”) served as the Company’s independent auditor from June 28, 2024, until May 14, 2025. Based on information provided to the Company by Marcum, the attest business of Marcum was acquired by CBIZ on November 1, 2024, and substantially all of the partners and staff of Marcum who provided attestation services joined CBIZ as of that date. On May 14, 2025, with the approval of the Audit Committee, CBIZ was engaged as the Company’s independent registered public accounting firm for its fiscal year ended May 31, 2025.

If our stockholders fail to ratify the appointment of CBIZ, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of CBIZ are expected to be present at the Annual Meeting, and such representatives will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

Provided that a quorum is present, this proposal will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Shares that are not represented at the Annual Meeting, abstentions, and broker non-votes, if any, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for fiscal 2026.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

Under the federal securities laws and regulations, public companies are required to hold an advisory vote of stockholders to approve or disapprove the compensation of the company’s named executive officers. Public companies are also required to provide stockholders with the opportunity to vote, on an advisory basis, on how frequently they would like the company to hold an advisory vote on the compensation of executive officers. At the 2019 Annual Meeting, our stockholders approved the Board’s recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, we are conducting an advisory vote to approve the compensation of our executive officers again this year. This vote is intended to consider the overall compensation of executive officers and the policies and practices described in this Proxy Statement.

A detailed description of the compensation paid to the executive officers named in the compensation tables included in this Proxy Statement appears below under the heading “Executive Compensation.”

Our philosophy is that executive compensation should align with stockholders’ interests, without encouraging excessive and unnecessary risk. During the 2025 fiscal year, the main components of executive compensation, as shown in the Summary Compensation Table in this Proxy Statement, included base salary, cash discretionary bonuses, and time-vested stock options.

This vote is advisory and therefore not binding on us, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

Provided that a quorum is present, this proposal will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Shares that are not represented at the Annual Meeting, abstentions, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote, on an advisory basis, “FOR” the following resolution:

“RESOLVED, that the compensation paid to named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved on an advisory basis.”

The above-referenced disclosures appear under the heading “Executive Compensation” in this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE

COMPENSATION

The federal securities laws also require that our stockholders be given the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years. These votes are required to be held not less frequently than once every six years.

After careful consideration of this Proposal, the Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for us. Accordingly, the Board recommends that stockholders vote for a one-year interval for the advisory vote on executive compensation.

This vote is advisory and therefore not binding on us, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation advisory votes.

THE BOARD RECOMMENDS THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED WITH AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 5

APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF SHARES OF AUTHORIZED COMMON

STOCK TO 2,250,000,000 SHARES

Background

The Board believes it is in the best interests of the Company to increase the number of shares of common stock authorized for issuance by 500,000,000 shares of common stock, bringing the total number of shares of common stock authorized from 1,750,000,000 shares to 2,250,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed certificate of amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit A. This proposal to increase the number of shares of common stock authorized for issuance, if approved at the Annual Meeting, will become effective, and the number of authorized shares of common stock will be increased to 2,250,000,000 shares, upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

Reasons for the Increase

The Board believes that it is essential to the Company’s continued operations to have additional authorized shares of common stock available for future issuance, as discussed in more detail below. The authorization of a pool of additional shares of common stock at the Annual Meeting will provide the Company with the immediate ability to use these shares to meet the Company’s business and financial needs. These needs include: (i) future financings to raise the capital needed to continue to operate the Company’s business and pursue its strategic goals; (ii) future equity awards as compensation for employees, officers, directors, consultants and advisors, including equity incentives for performance; (iii) current and future agreements with third parties to satisfy the Company’s existing payment obligations in shares of common stock rather than cash; (iv) possible strategic transactions or partnerships; and (v) other general corporate purposes. Although such issuances of additional shares would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. In addition, the Board believes the Company’s successful implementation of its strategic goals depends in part on its continued ability to attract, retain, and motivate highly qualified management and clinical and scientific personnel and advisors, as well as independent directors with requisite skills and experience.

As of the date of this Proxy Statement, the Company has approximately 1,260,000,000 shares of common stock issued and outstanding, as well as approximately 307,000,000 shares of common stock reserved for issuance upon the exercise of outstanding convertible notes, convertible preferred shares, warrants, performance share units and stock options and approximately 18,000,000 shares of common stock reserved for issuance under the Company’s 2012 stock incentive plan. Accordingly, as of the date of this Proxy Statement, less than 10 percent of the 1,750,000,000 shares of common stock authorized for issuance under our Certificate of Incorporation remain available and unreserved for issuance.

There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include having shares of common stock available:

●	To raise additional capital by issuing capital stock in various types of financing transactions, including public offerings or private placements of common stock, preferred stock convertible into common stock, warrants or convertible notes, to finance the Company’s ongoing working capital requirements to advance the Company’s lead product candidate, leronlimab, towards regulatory approval, and to pursue other potential business expansion opportunities, if any.
●	To satisfy the Company’s current payment obligations to third parties in shares rather than cash if the Company is able to negotiate acceptable terms.
●	To attract, retain and motivate highly qualified management, clinical and scientific personnel, and our outside directors.

The disadvantages include:

●	Stockholders will experience dilution of their ownership.
●	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the voting power, share value and other interests of existing stockholders of the Company.
●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. The Company intends to use the proceeds from any future capital raises for the purposes described above. The Board does not intend to issue any common stock or securities convertible into common stock in the future other than on terms that the Board deems to be in the best interests of the Company and its stockholders under the circumstances facing the Company at the time of issuance.
●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s preferences. A takeover may be beneficial to independent stockholders because, among other factors, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt additional provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. It also is not part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Company has no arrangements, agreements, or understandings in place at the present time to enter into any merger, consolidation, acquisition, or similar business transaction.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Shares that are not represented at the Annual Meeting and abstentions (as well as broker non-votes if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies”), will have the same effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized capital to 2,250,000,000 shares of common stock.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present in person or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 5 are insufficient to approve Proposal 5, we may move to adjourn the Annual Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of Proposal 5. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal described in this proxy statement when the Annual Meeting is initially convened. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Annual Meeting to a later date requires that the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Assuming a quorum is present, abstentions and broker non-votes, if applicable, with respect to this proposal will not be counted for the purpose of determining the number of votes cast and therefore will not have any effect with respect to this adjournment proposal.

The Board recommends that stockholders vote “FOR” the proposal to adjourn the Annual Meeting to solicit additional proxies, if there are insufficient votes at the Annual Meeting to approve Proposal 5.

MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 19, 2023, Macias Gini & O’Connell LLP (“MGO”), the Company’s then independent registered public accounting firm, notified the Company that MGO would not stand for re-election as the Company’s registered public accounting firm for the 2024 fiscal year. The audit reports of MGO on the Company’s financial statements for the fiscal years ended May 31, 2022 and May 31, 2023, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the expression, in MGO’s audit reports dated August 15, 2022, and September 14, 2023, that there was substantial doubt as to the Company’s ability to continue as a going concern. During the fiscal years ended May 31, 2022 and May 31, 2023, as well as the subsequent interim period, there had been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K), between the Company and MGO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGO, would have caused MGO to make reference to the subject matter of the disagreements in connection with its reports. There were no “reportable events” under Item 304(a)(1)(v) of Regulation S-K that occurred or were identified during the Company’s fiscal year ended May 31, 2023, or during the subsequent interim period through September 19, 2023.

On October 6, 2023, the Audit Committee engaged BF Borgers CPA PC (“BF Borgers”) and appointed the firm as the Company’s independent registered public accounting firm for the Company’s fiscal year ended May 31, 2024. Thereafter, on May 6, 2024, the Company, at the direction of the Audit Committee, dismissed BF Borgers as the Company’s independent registered public accounting firm following the entry of an order by the SEC on May 3, 2024, that permanently bars BF Borgers and its principal from appearing or practicing before the SEC. BF Borgers did not perform an audit of the Company’s financial statements during its engagement.

Marcum LLP (“Marcum”) was appointed by the Audit Committee as the Company’s independent registered public accounting firm on June 28, 2024, and audited the Company’s financial statements for the fiscal year ended May 31, 2024. Marcum served as the Company’s independent registered public accounting firm until its resignation as the Company’s auditors on May 14, 2025. In advance of its resignation, Marcum advised the Company that Marcum’s attest business had been acquired by CBIZ CPAs P.C. (“CBIZ”) on November 1, 2024, and that substantially all of the partners and staff of Marcum who provided attestation services had joined CBIZ as of that date. On May 14, 2025, with the approval of the Audit Committee, CBIZ was engaged as the Company’s independent registered public accounting firm for its fiscal year ended May 31, 2025.

Marcum’s audit report on the Company’s consolidated financial statements fiscal year 2024 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the expression, in Marcum’s audit report dated August 15, 2024, that there was substantial doubt as to the Company’s ability to continue as a going concern. During fiscal year 2024, as well as the subsequent interim period through May 14, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K), between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company did not, nor did anyone on its behalf, during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of CBIZ, consult CBIZ regarding (i) the application of accounting principles to a specified transaction (completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter being the subject of disagreement or “reportable event” or any other matter as defined in Item 304 (a)(1)(iv) or (a)(1)(v) of Regulation S-K.

As described under “Proposal 2 Advisory Vote on Ratification of Independent Registered Public Accounting Firm,” the Audit Committee has selected CBIZ to audit the Company’s annual consolidated financial statements for the fiscal year ending May 31, 2026.

Board Pre-Approval Process, Policies and Procedures

The Audit Committee’s policy is to pre-approve all engagements for audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approved 100% of the audit-related fees described below.

Fees Paid to Principal Independent Registered Public Accounting Firms

The fees charged by CBIZ, formerly known as Marcum LLP, for its professional services performed relating to fiscal years 2025 and 2024 are shown in the table below:

Services rendered	2025	2024
Audit Fees (1)	$174,850	$107,550
Audit-Related Fees (2)	12,605	—
Total Audit and Audit-Related Fees	187,455	107,550
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$187,455	$107,550
1.	Audit fees covered the annual audit of our financial statements and quarterly reviews during the fiscal years shown.
2.	Audit-related fees related to review of our Registration Statements on Form S-1, related accountants’ consents, and other matters.
3.	No tax services were performed by CBIZ during fiscal years 2025 or 2024.
4.	CBIZ did not perform any other professional services during fiscal years 2025 or 2024, including non-audit services as described in paragraph (c)(4) of Rule 201 of Regulation S-X.

MGO invoiced the Company approximately $70,000 for audit-related services related to review of our Registration Statements on Form S-1, related accountants’ consents, and other matters during fiscal year 2024.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended May 31, 2025, the Audit Committee met with management and our independent auditors, CBIZ CPAs P.C. (“CBIZ”, and formerly Marcum LLP), to review our accounting functions and the audit process and to review and discuss the Company’s audited financial statements for the fiscal year ended May 31, 2025. The Audit Committee discussed and reviewed with CBIZ the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, as well as the Company’s internal control over financial reporting. CBIZ also provided the written disclosures and the letter required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning CBIZ’s independence to the Audit Committee, and the Audit Committee has discussed with CBIZ its independence.

Based on its review and discussions with management and CBIZ, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Ryan M. Dunlap, Chair

Stephen M. Simes

Tanya D. Urbach

September 29, 2025

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information about our current executive officers is set forth below:

Name	Age	Position
Dr. Jacob P. Lalezari	66	Chief Executive Officer
Robert E. Hoffman	59	Chief Financial Officer
Tyler Blok	38	Chief Legal Officer and Corporate Secretary

Jacob P. Lalezari, M.D. Dr. Lalezari has served as the Company’s Chief Executive Officer and principal executive officer since January 26, 2024, after previously serving as the Company’s Interim CEO beginning November 17, 2023. Dr. Lalezari is currently the CEO and Medical Director of Lalezari Medical Corp., dba Quest Clinical Research (“Quest”), a company he founded in 1989. Dr. Lalezari has also served as a board member and Medical Director of Siempre Unidos, a nonprofit that operates HIV and primary care treatment clinics in Honduras, since 2006, the Chief Medical Officer of Virion Therapeutics, LLC, in 2018, and a board member and the Vice President of NP2, a non-profit pharmaceutical company, since 2018. He previously served as CytoDyn’s interim Chief Medical Officer and/or Chief Science Advisor from March 2020 to November 2020. Dr. Lalezari received his M.D. from the University of Pennsylvania, his M.A. from the University of Virginia, and his B.A. from the University of Rochester. He also holds a board certification from the American Board of Internal Medicine.

Robert E. Hoffman. Mr. Hoffman has more than 30 years of financial, operations and general business experience, serving in a number of biotech executive and board roles. From November 2021 to October 2024, Mr. Hoffman served as President, CEO, interim Chief Financial Officer and Chairperson of the board of directors of Kintara Therapeutics, Inc., a clinical stage biopharmaceutical company previously listed on Nasdaq and focused on the development and commercialization of new cancer therapies. Mr. Hoffman previously served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc. (Nasdaq: HRTX), a commercial-stage biotechnology company, from April 2017 to October 2020; and as Chief Financial Officer of AnaptysBio, Inc. (Nasdaq: ANAB), a specialty pharmaceutical company, from July 2015 to September 2016. Mr. Hoffman is currently a member of the boards of directors of Esperion Therapeutics, Inc. (Nasdaq: ESPR), a commercial stage biopharmaceutical company; TuHURA Biosciences (Nasdaq: HURA), a clinical stage immuno-oncology company that acquired Kintara Therapeutics in October 2024; and Fibrobiologics, Inc. (Nasdaq: FBLG), a clinical stage company focused on treating chronic diseases. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

Tyler Blok. Mr. Blok has served as the Company’s in-house legal counsel since July 25, 2022, was appointed by the Board as Executive Vice President of Legal Affairs effective August 15, 2023, and later Chief Legal Officer effective September 27, 2024. Prior to joining the Company, Mr. Blok was an attorney at Buckley Law P.C., from 2021 to 2022, working in the firm’s business and transactional practice group, representing corporate clients in the mergers and acquisitions process, and advising business clients in relation to corporate governance matters. From 2013 to 2021, Mr. Blok worked at Markun Zusman Freniere & Compton LLP as both a law clerk and an attorney, later associating with TT&E Law Group LLP (2020 - 2021), where he represented various corporate clients in arbitration matters, complex commercial disputes, securities litigation, and regulatory examination and enforcement matters. Mr. Blok earned his bachelor’s degree at Western Oregon University and his law degree at Lewis & Clark Law School.

EXECUTIVE COMPENSATION

Summary of our Executive Compensation Program

The following summary of the Company’s executive compensation program provides information regarding the compensation awarded to, earned by, or paid to the four individuals who served as executive officers of the Company during our fiscal year ended May 31, 2025. We refer to these four individuals as our “named executive officers.”

Executive Compensation Policies and Procedures

Our Company believes that our executive compensation program should be designed to attract, motivate, and retain highly qualified executives by paying them competitively and rewarding and encouraging individual and superior company performance, on both a short- and long-term basis, thereby aligning our executives’ behavior with long-term stockholder interests. The Board’s Compensation Committee is tasked with reviewing compensation policies and practices applicable to all executive officers. Effective July 2, 2021, the Compensation Committee adopted a written policy regarding executive compensation to govern the committee in making its determinations and fulfilling its responsibilities. Under the policy, the Compensation Committee will:

●	be composed of at least three members who are independent directors as provided under the Nasdaq Rules or rules of another applicable national securities exchange on which the Company’s stock is listed;
●	select and engage one or more independent compensation advisors and receive written recommendations from such advisors to assist the Compensation Committee in determining types and levels of compensation for executive officers and non-employee directors on an annual basis;
●	assess the compensation levels and composition of the Company’s peer group annually, based on factors the Compensation Committee deems relevant after discussion with its independent compensation advisor(s), and consider for selection as peers, as deemed appropriate by the Compensation Committee, companies that are operating in the same industries as the Company and have similar market capitalization;
●	consider and approve the compensation elements of the Company’s executive officers annually, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation, and the composition of executive compensation in terms of base salary, deferred compensation, performance-based compensation, equity-based compensation, and other benefits to be provided to executive officers; this decision-making process will be followed once per year, including evaluation of the achievement of goals for the most recent performance period(s) and establishment of goals for the ensuing performance period(s);
●	consider and approve the annual compensation for non-employee directors for each fiscal year, including cash retainers for service as directors and as members of Board committees, equity-based compensation, and other benefits to be provided to non-employee directors; and
●	refrain from recommending or approving bonuses to non-employee directors based on Company performance.

The policy expressly permits the Compensation Committee to make decisions regarding executive or director compensation in connection with the addition of new directors, the hiring of new executive officers or promotion of existing executive officers, and other circumstances that are, in the judgment of the Compensation Committee, exceptional. All decisions of the Compensation Committee are reported to our Board.

Role of Independent Compensation Consultant

The Compensation Committee has the sole authority and responsibility to select, retain, and terminate its independent compensation advisors and to approve their fees and terms of engagement. The Compensation Committee initially selected Aon as its independent compensation consultant in April 2021, based on its experience in developing independent, comparative compensation analyses by industry. Beginning in 2022, the Compensation Committee has renewed its engagement of Aon each subsequent fiscal year. In August 2024, at the Compensation Committee’s request, Aon provided updated salary, target cash incentive, and equity award information for fiscal year 2025, compared to the companies in a peer group recommended by Aon and approved by the Compensation Committee in April 2023. The peer group comprised 17 pre - commercial, publicly traded biotechnology companies conducting Phase I/II trials for up to five drugs under development. The Committee’s determinations regarding the Company’s executive compensation program for fiscal 2025 discussed below were based upon information and recommendations provided by Aon.

Base Salaries

Based on comparative compensation information and recommendations provided by Aon, an independent compensation consultant, the Compensation Committee fixed executive officer base salaries in fiscal year 2025 as follows: Dr. Lalezari’s annual base salary as CEO remained at $400,000; and Mr. Blok’s annual base salary, in part in recognition of a change in his title to Chief Legal Officer and his service in multiple roles on behalf of the Company, was increased effective June 1, 2024, from $315,000 to $365,000. Mr. Cohen’s consulting fees of $576,000 were specified in the Company’s consulting agreement with InterimExecs. When Mr. Hoffman was hired as the Company’s Chief Financial Officer effective May 15, 2025, the Compensation Committee fixed his annual base salary at $450,000.

Annual Cash Incentive Plan and Cash Bonuses

Annual cash incentives are paid based on the Compensation Committee’s determinations regarding the satisfaction of corporate or individual performance goals, if any, established by the committee and the committee’s evaluation of the individual performance of each executive officer in its sole discretion. Target amounts for Dr. Lalezari and Mr. Blok for services during fiscal year 2025 were set at 40% of base salary, and Mr. Hoffman’s target amount for fiscal year 2026 was also set at 40% of base salary in May 2025. Mr. Cohen was not eligible for a bonus for services in fiscal year 2025 under the terms of the Company’s consulting agreement with InterimExecs.

In July 2025, the Compensation Committee met to discuss the attainment of fiscal 2025 performance goals that had been approved by the committee in September 2024. The performance goals established for Dr. Lalezari and Mr. Blok generally mirrored the strategic corporate goals approved by the Board for the Company. The Compensation Committee unanimously concluded that none of the performance goals had been met, but also determined that both executive officers had made exemplary efforts during fiscal year 2025 that improved the Company’s prospects in future years. Accordingly, the Compensation Committee approved the payment of a discretionary bonus to Dr. Lalezari and Mr. Blok in the amount of $30,000 and $15,000, respectively.

Long-Term Equity Incentives

We provide long-term incentives to our named executive officers under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”). Equity awards during fiscal year 2025 were granted based on advice from Aon regarding the predominant practices of pre-revenue biotech companies and primarily took the form of grants of nonqualified stock options. Stock options provide our executives with opportunities for financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. Stock options are granted to executives with an exercise price equal to or above the closing sale price of our common stock on the OTCQB on the grant date. Our long-term performance ultimately determines the value of stock options because gains from stock option exercises are entirely dependent on long-term appreciation in the price of our common stock. As a result, we believe stock options encourage our executives and other employees to focus on creating shareholder value. Nonqualified stock options do not provide holders with the tax advantages afforded to holders of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended; rather, they benefit the Company by permitting it to deduct compensation expense for tax purposes when options are exercised in an amount equal to the compensation income recognized by the option holder. The Compensation Committee’s policy is to avoid granting stock options while the Company is in possession of material nonpublic information.

During fiscal year 2024, the Compensation Committee determined to cancel all stock options held by then employees of the Company, including certain options held by executive officers, with exercise prices above $0.35 per share. The Compensation Committee took this action (i) in an effort to further incentivize employee retention and performance, and (ii) because the cancellation and replacement of the existing stock options would result in less dilution to stockholders than granting additional stock options with a lower exercise price. The Compensation Committee approved the concurrent grant of new nonqualified stock options to the Company’s executive officers with an exercise price of $0.21 per share for a number of shares equal to the total number of options cancelled and with an identical vesting schedule as the cancelled options. The outstanding stock options are shown in the table under the heading “Outstanding Equity Awards at 2025 Fiscal Year-End” below.

During fiscal year 2025, the Compensation Committee granted nonqualified stock options with a 10-year term to the Company’s executive officers as follows: Dr. Lalezari, 3,000,000 shares; Mr. Blok, 1,250,000 shares; and Mr. Hoffman, 1,000,000 shares. Dr. Lalezari’s grant was for the same number as the annual grant in fiscal year 2024, while Mr. Blok’s grant was 25% higher than the prior year’s annual grant, placing him slightly below the 50th percentile for comparable positions in the Company’s peer group. The options awarded to Dr. Lalezari and Mr. Blok vest in 48 equal monthly installments through May 31, 2028, while 25% of the options granted to Mr. Hoffman will vest on May 15, 2026, and the balance in equal monthly installments through April 30, 2029. Mr. Hoffman also received an award of performance stock units (“PSUs”) under the 2012 Plan relating to 3,500,000 shares of the Company’s common stock, with vesting based on the earlier to occur of (i) 30 calendar days after the effective date of the Company’s successful uplisting from the OTCQB to a major US securities exchange, or (ii) a Change of Control (as defined in the 2012 Plan).

Executive Compensation Tables

The following table sets forth information regarding the compensation awarded or paid to, or earned by, each individual who served as an executive officer of the Company during our fiscal year ended May 31, 2025. The amounts shown are for full fiscal year(s) during which the officer was employed by the Company.

Summary Compensation Table

					Stock	Non-equity
				Stock	option	incentive plan	All other
		Salary	Bonus	awards	awards	compensation	compensation
Name and Principal Position	Year	($)	($)(5)	($)(6)	($)(7)	($)(5)	($)(8)	Total ($)
Jacob P. Lalezari, M.D. (1)	2025	400,000	30,000	—	342,000	—	11,850	783,850
Chief Executive Officer	2024	152,242	70,000	—	459,624	—	3,500	685,366
Mitchell Cohen(2)	2025	576,000	—	—	—	—	—	576,000
Interim Chief Financial Officer	2024	218,400	—	—	—	—	—	218,400
Robert E. Hoffman(3)	2025	20,000	—	—	368,526	—	—	388,526
Chief Financial Officer
Tyler Blok(4)	2025	365,000	15,000	—	142,500	—	9,994	532,494
Chief Legal Officer	2024	291,042	—	—	176,055	100,000	8,731	575,828
(1)	Dr. Lalezari was appointed as the Company’s interim Chief Executive Officer effective November 17, 2023, and was appointed as Chief Executive Officer on January 26, 2024.
(2)	Mr. Cohen was an independent contractor and was appointed as the Company’s Interim Chief Financial Officer effective February 1, 2024. He resigned as Interim Chief Financial Officer effective May 12, 2025. The terms of Mr. Cohen’s compensation were set forth in an agreement between the Company and InterimExecs.
(3)	Mr. Hoffman was appointed by the Board as Chief Financial Officer effective May 15, 2025.
(4)	Mr. Blok was appointed by the Board as Executive Vice President of Legal Affairs, effective August 15, 2023 to September 26, 2024, and was appointed as Chief Legal Officer effective September 27, 2024.
(5)	See “Annual Cash Incentive Plan and Cash Bonuses” above.
(6)	PSUs awarded to Mr. Hoffman in fiscal year 2025 were deemed to have zero grant date fair value based on the probable outcome of the performance conditions on the grant date. The value of the PSUs at the grant date, assuming the performance conditions were met at the maximum level (100%), was $1,435,000.
(7)	Stock option awards represent the aggregate grant date fair value of the awards pursuant to ASC 718, as described in Note 6 to the consolidated financial statements included in the 2025 Form 10-K. See “Long-Term Equity Incentives” above for discussion of the cancellation and replacement of certain outstanding stock options in January 2024.
(8)	Represents our qualified non-elective contributions to the Company’s 401(k) employee savings plan. The total value of all personal benefits received by any named executive officer was less than $10,000 during each fiscal year.

Outstanding Equity Awards at 2025 Fiscal Year-End

The table below shows equity awards held by our named executive officers as of May 31, 2025.

								Equity
							Equity	incentive
							incentive	plan awards:
							plan awards:	Market or
							Number of	payout
	Number of	Number of					unearned	value of
	securities	securities					shares, units	unearned shares,
	underlying	underlying					or other	units or other
	unexercised	unexercised		Option		Option	rights that	rights that
	options (#)	options (#)		exercise		expiration	have not	have not
Name	exercisable	unexercisable		price ($)		date	vested (#)	vested ($)(8)
Jacob P. Lalezari, M.D.	875,000	2,125,000	(1)	$0.21		3/7/2034
	750,000	2,250,000	(2)	$0.13		10/28/2034
Robert E. Hoffman	—	1,000,000	(3)	$0.41		5/15/2035
							3,500,000	1,190,000
Tyler Blok	312,492	937,508	(2)	$0.13		10/28/2034
	110,292	39,708	(4)	$0.35		11/1/2032
	499,992	500,008	(5)	$0.21		1/3/2034
	70,826	29,174	(6)	$0.21	(7)	7/25/2032

Note: All awards in the table are subject to forfeiture in the event Continuous Service, as the term is defined in the 2012 Plan, terminates prior to the applicable vesting date.

(1)	Vests in 34 equal monthly installments beginning on June 7, 2025.
(2)	Vests in 36 equal monthly installments beginning on June 30, 2025.
(3)	250,000 options will vest on May 15, 2026. The balance will vest in 36 equal installments beginning on May 31, 2026.
(4)	Vests in 12 equal monthly installments beginning on June 30, 2025.
(5)	Vests in 24 equal monthly installments beginning on June 30, 2025.
(6)	Vests in 14 equal monthly installments beginning on June 30, 2025.
(7)	See “Long-Term Equity Incentives” above for discussion of the cancellation and replacement of outstanding stock options for stock options with exercise prices of $0.21 per share.
(8)	Based on closing price of common stock on May 31, 2025, of $0.34 per share.

Pay Versus Performance

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officers (“PEOs”), and non-PEO named executive officers (“non-PEO NEOs”) for fiscal years 2025, 2024, and 2023.

Value
							Average	Average	of Initial
							Summary	Compensation	Fixed $100
	Summary		Summary		Summary		Compensation	Actually	Investment
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Table Total	Paid	Based
	Table Total	Actually Paid	Table Total	Actually Paid	Table Total	Actually Paid	For	to	On Total	Net Income
	For Jacob	To Jacob	For Antonio	To Antonio	For Cyrus	To Cyrus	Non-PEO	Non-PEO	Shareholder	(Loss)
	Lalezari	Lalezari(4)	Migliarese	Migliarese(4)	Arman	Arman(4)	NEOs	NEOs	Return	(In Thousands)
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
2025(1)	783,850	1,314,782	—	—	—	—	499,007	529,543	209.94	3,745
2024 (2)	685,366	636,594	483,241	(9,545)	387,587	185,833	397,114	376,750	61.53	(49,841)
2023(3)	—	—	1,757,283	1,587,129	1,528,411	915,401	1,365,675	1,431,753	81.25	(79,824)
(1)	Dr. Lalezari served as the Company’s PEO for the 2025 fiscal year, and Mr. Blok, Mr. Cohen, and Mr. Hoffman were the Company’s non-PEO NEOs.
(2)	Dr. Lalezari, Mr. Migliarese, and Dr. Arman each served as the Company’s PEO for a portion of the 2024 fiscal year, and Mr. Blok and Mr. Cohen were the Company’s non-PEO NEOs.
(3)	Mr. Migliarese and Dr. Arman each served as the Company’s PEO for a portion of the 2023 fiscal year, and Scott Kelly, M.D., and Nitya Ray, Ph.D., were the Company’s non-PEO NEOs.
(4)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in the tables below.

Compensation Actually Paid reflects adjustments to the values of awards of stock options shown in the Summary Compensation Table for the 2025 fiscal year as set forth in the tables below.

				Change in
				Fair
		Change in	Change in	Value of
		Fair	Fair	Unvested
		Value of	Value of	Equity
		Equity	Unvested	Awards
		Awards	Equity	that Vested		Deduction for Fair
		Granted	Awards	During		Value of
		during	From Prior	Year from	Dividends Paid	Awards Granted
	Summary	Year that	Year-	Prior Year-	on Awards	in Prior Years
	Compensation	Remained	End to	end to	During Year	that	Compensation
	Table	Unvested at	Current	Vesting	Prior to	Were Forfeited	Actually
	Total	Year-end	Year-end	Date	Vesting Date	During Year	Paid
PEO Year	($)	($)	($)	($)	($)	($)	($)
2025 – Jacob Lalezari	783,850	344,504	189,754	(3,326)	—	—	1,314,782
2024 – Jacob Lalezari	685,366	(48,772)	—	—	—	—	636,594
2024 – Antonio Migliarese	483,241	—	—	(27,661)	—	(465,125)	(9,545)
2024 – Cyrus Arman	387,587	(13,349)	—	(20,301)	—	(168,104)	185,833
2023 – Antonio Migliarese	1,757,283	(415,142)	(10,348)	255,336	—	—	1,587,129
2023 – Cyrus Arman	1,528,411	(613,010)	—	—	—	—	915,401

Average
Change in
		Average		Fair
		Change for	Average	Value of
		Year-	Change in	Unvested
		end Fair	Fair	Equity
		Value of	Value of	Awards
		Equity	Unvested	that
		Awards	Equity	Vested		Average
		Granted	Awards	During	Average	Deduction for Fair
	Average	during	From	Year from	Dividends Paid	Value of
	Summary	Year that	Prior	Prior	on Awards	Awards Granted	Average
	Compensation	Remained	Year-End to	Year-end to	During Year	in Prior Years that	Compensation
	Table	Unvested at	Current	Vesting	Prior to	Were Forfeited	Actually
NON-PEO	Total	Year-end	Year-end	Date	Vesting Date	During Year	Paid
NEOS YEAR	($)	($)	($)	($)	($)	($)	($)
2025	499,007	12,999	17,230	307	—	—	529,543
2024	397,114	(14,832)	(4,662)	(870)	—	—	376,750
2023	1,365,675	—	—	213,893	—	(147,815)	1,431,753

Additional Compensation Information

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all employees. We make “safe harbor” qualified non-elective contributions, which vest immediately, equal to 3% of each participant’s salary, up to the maximum limit permitted under Section 401(k). In addition, participants in the 401(k) Plan may contribute a percentage of their compensation, up to the maximum limit under the Internal Revenue Code. We do not have any other defined benefit pension plan or profit sharing or retirement plan.

Employment Agreements

The Company has entered into employment agreements with Dr. Lalezari, Mr. Hoffman and Mr. Blok that provide for an indefinite term of employment until terminated under the terms of the agreement, payment of a base salary (as adjusted by the Compensation Committee from time to time), a target bonus under the Company’s annual cash incentive plan described above, equity awards under the 2012 Plan (or any successor plan) as determined by the Compensation Committee, and benefits generally made available to the Company’s senior leadership.

Our current executive officers are eligible to participate in our short- and long-term incentive plans, with a target annual bonus equal to a percentage of annual base salary, as set by the Compensation Committee. The actual amount of the target awards paid is based on the Compensation Committee’s evaluation of the level of achievement of related performance goals or individual performance and are payable, as determined by the Compensation Committee, either in cash in full, or 50% in cash and 50% in unrestricted shares of common stock. The executive must remain actively employed by the Company through the date of a cash incentive payment to be entitled to payment.

Payments upon Termination of Employment, Death or Disability, or Change in Control

Mr. Hoffman and Mr. Blok are each entitled to severance or similar benefits upon termination of employment. Under Mr. Hoffman’s employment agreement, in the event we terminate his employment without cause in the absence of a change in control, and subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants, he will be entitled to (x) during the first six months of employment, six payments based on his then base salary rate beginning on the first payroll date that is 60 days following termination of employment and (y) thereafter, one additional monthly payment for each additional month of employment up to a maximum of six additional monthly payments, in each case payable in regular installments in accordance with the Company’s regular payroll schedule. Mr. Blok’s employment agreement provides for similar terms, except that he will be entitled to (x) a lump sum payment equal to the sum of three months of base salary plus (y) payments equal to nine months of base salary payable in regular installments in accordance with the Company’s regular payroll schedule. In each case, the payments may, at the discretion of the Compensation Committee, be made in whole or in part through the issuance of shares of common stock. The total payments may not exceed the maximum amount qualified for the exemption from Section 409A of the Internal Revenue Code governing deferred compensation (the “Severance Limit”). Unless otherwise provided in an award agreement, outstanding and unvested stock awards held by Messrs. Hoffman and Blok will be forfeited to the extent not vested prior to termination.

In the event we terminate the employment of Mr. Hoffman (after 180 days of full-time, continuous employment) or Mr. Blok, without cause, or the executive resigns for good reason, within 12 months following a change in control, and subject to his execution and non-revocation of a release of claims, (x) Mr. Hoffman’s employment agreement provides for a lump sum payment 60 days thereafter equal to eight months of base salary, followed by a lump sum payment equal to 10 months of base salary payable 270 days following termination of employment, and (y) Mr. Blok’s employment agreement provides for a lump sum payment 60 days following termination of employment equal to 18 months of base salary; provided that the total of such payments, in each case, may not exceed the Severance Limit. Also, all then outstanding and unvested stock awards will be deemed to vest immediately prior to termination of employment as described in the preceding sentence and (if applicable) become immediately exercisable, unless otherwise provided in an award agreement. The definitions of certain terms used in Mr. Hoffman’s and Mr. Blok’s employment agreements are summarized below:

“Cause” generally means fraudulent or similar acts intended to enrich the executive personally to the detriment or at the expense of the Company; willful failure to perform the duties or obligations reasonably assigned to the executive; a material breach of the confidentiality or non-competition provisions of the employment agreement; conviction of or guilty plea to a crime involving a felony or a misdemeanor involving dishonesty or moral turpitude; and other willful engagement in misconduct, including conduct reasonably likely to result in negative publicity for the Company or harm to its reputation.

“Good reason” generally means a material reduction in the executive’s authority, duties, or responsibilities; a material decrease in the executive’s base salary (with certain exceptions); a material breach of the employment agreement by the Company; or a relocation of his principal place of employment by a distance of more than 50 miles.

“Change in control” generally means the acquisition by a person or group of more than 50% of the total fair market value or total voting power of our outstanding stock; the replacement of a majority of the members of the Board during any 12-month period (unless endorsed by a majority of the existing directors); or the acquisition by a person or group of assets representing at least 40% of the total gross fair market value of our assets.

Upon either Mr. Hoffman’s or Mr. Blok’s death or disability, the Company will satisfy its accrued obligations to pay their salary and benefits through the date of the event.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding stock options, RSUs and PSUs, as well as shares reserved for future issuance under our 2012 Plan, as of May 31, 2025.

Plan category	Number of securities to be issued upon exercise or vesting of outstanding options (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	37,524,473	(1)	$0.42	6,173,286	(2)
Equity compensation plans not approved by stockholders (3)	800,000		$2.11	—
Total	38,324,473		0.46	6,173,286
(1)	Represents outstanding stock options, and PSUs granted to current or former employees and directors of the Company pursuant to the 2012 Plan. With regard to the 3,500,000 PSUs included in the total, no exercise price is paid upon vesting.
(2)	Represents shares available for future awards under the 2012 Plan that may be in the form of stock options, stock appreciation rights, restricted stock, RSUs, or other stock-based awards. The number of shares available for issuance automatically increases on June 1 of each calendar year in an amount equal to one percent of the Company’s total outstanding shares, unless the Company’s Board of Directors determines, before the immediately preceding fiscal yearend, that there should be a smaller or no increase. Pursuant to this provision, the number of shares covered by the 2012 Plan was increased by 12,491,746 shares effective June 1, 2025, which are not reflected in the table.
(3)	Represents outstanding stock options granted as compensation for certain consulting or advisory services provided to the Company by independent contractors and by members of our Scientific Advisory Board outside of the 2012 Plan.

RELATED PERSON TRANSACTIONS

We describe below each transaction or series of similar transactions, since June 1, 2023, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or may exceed $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, at any time since June 1, 2023, had or will have a direct or indirect material interest.

The Audit Committee of the Board reviews and approves all related party transactions in accordance with the Company’s Related Party Transactions Policy, which is available on our website, www.cytodyn.com/investors. Generally, it is the Company’s policy to enter into or ratify related party transactions only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. Specifically, when reviewing a related party transaction, the Audit Committee considers all relevant factors, including but not limited to (if and to the extent possible): the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. We believe the terms of the related party transactions described below were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.

Dr. Lalezari, the Company’s current CEO, owns Lalezari Medical Corp., dba Quest Clinical Research (“Quest”). In the years prior to Dr. Lalezari’s appointment as CEO, Quest was one of several clinical locations for the Company’s past COVID19 clinical trials. The Company entered into a Clinical Trial Agreement (“CTA”) with Quest in relation to said clinical trials. Each CTA was negotiated in the ordinary course of business by the Company’s former CRO, years before Dr. Lalezari’s appointment as CEO of the Company, and the operational and financial terms of the CTA with Quest were comparable to the terms available to unrelated clinical locations. Dr. Lalezari was not employed by the Company at the time period of the trials. Since June 1, 2023, the largest total balance owed by the Company to Quest was approximately $0.4 million. Since June 1, 2023, the Company has paid Quest approximately $0.1 million for its services in conducting clinical trials of leronlimab. In addition, since Dr. Lalezari became CEO in November 2023, the Company has incurred approximately $11,428 for services performed at Quest, as conducted by an independent contractor serving as the designated principal investigator. As of August 31, 2025, the total outstanding balance owed by the Company to Quest was approximately $0.3 million.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of common stock as of September 15, 2025, by (i) each of our directors; (ii) each of our named executive officers; and (iii) our current executive officers and directors as a group. To our knowledge, as of September 15, 2025, there were no beneficial owners of more than 5% of our outstanding common stock.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership (1)	Total (2)
Directors and Named Executive Officers:
Jacob Lalezari, M.D. (3)	2,312,500	*
Robert Hoffman	—	*
Mitchell Cohen	—	*
Tyler Blok(4)	1,255,186	*
Tanya Durkee Urbach (5)	2,121,724	*
Lishomwa C. Ndhlovu, M.D., Ph.D. (3)	2,059,611	*
Karen J. Brunke, Ph.D.(3)	1,884,611	*
Ryan Dunlap(3)	1,785,334	*
Stephen M. Simes(3)	1,778,012	*
Current directors and executive officers as a group (8 persons)(6)	13,196,978	1%
*	Less than 1% of the outstanding shares of common stock.
(1)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Beneficial ownership also includes shares subject to stock options, warrants, or other rights to acquire shares that are exercisable currently or within 60 days following September 15, 2025; such shares are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage of any other person. Unless otherwise stated, numbers represent shares of common stock.
(2)	Percentages are based on 1,257,158,425 shares of common stock outstanding as of September 15, 2025.
(3)	Represents shares subject to stock options.
(4)	Includes 1,254,936 shares subject to stock options.
(5)	Includes 1,959,611 shares subject to stock options.
(6)	Includes 13,034,615shares subject to stock options.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, officers and beneficial owners of more than 10 percent of the Company’s common stock (a “10% Stockholder”) to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of those reports, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2025, other than an initial report on Form 3 and a Form 4 reporting the award of stock options filed after their due dates by our new CFO, Robert Hoffman.

OTHER MATTERS

Management is not aware of any matters to be brought before the Annual Meeting other than those discussed above. Pursuant to the Company’s By-laws, only those matters set forth in the notice of the Annual Meeting may be considered or acted upon at the meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to the Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Attn. Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, or by phone at (360) 980-8524. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

For the 2026 Annual Meeting of Stockholders, pursuant to our By-laws, nominations for election as directors and proposals to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received by the close of business on July 24, 2026, through August 24, 2026, inclusive; provided that, if the 2026 Annual Meeting is not first convened between October 22, 2026, and January 20, 2027, inclusive, then the notice must be delivered prior to the later of the close of business on (x) the 90th day prior to the meeting date or (y) the 10th day following the first public announcement of the meeting date.

In order to be eligible for inclusion in our proxy materials for the 2026 Annual Meeting of Stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must have been received by the close of business on June 1, 2026. Any such proposal is required to comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. If we receive notice of a stockholder proposal after June 1, 2026, the persons named as proxies in the annual meeting proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

In addition to satisfying the requirements of the Company’s By-laws, including the earlier notice deadlines set forth above, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of nominees for election as director other than the Company’s nominees must also provide notice that includes the information required by Rule 14a-19 under the Exchange Act by no later than September 22, 2026; provided that, if the date of next year’s annual meeting changes by more than 30 calendar days from the 2025 Annual Meeting, the notice must be provided by the later of September 22, 2026, and the 10th calendar day following the Company’s earliest public announcement of the 2026 annual meeting date.

Any nominations or proposals to take action at the 2026 Annual Meeting of Stockholders should be addressed to: Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, internet and in person.

The expenses of preparing, printing and distributing notices of internet availability of our proxy materials and copies of proxy materials upon request, as well as other costs of soliciting proxies, will be borne by the Company. Copies of proxy materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries as requested for forwarding to the beneficial owners of shares of common stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a base fee of $12,000, plus approved and reasonable out-of-pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

We also maintain a website at www.cytodyn.com. You may access our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Proxy Statement.

September 29, 2025

CYTODYN INC.

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was originally incorporated under the name Point NewCo Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 27, 2018 (as amended, the “Certificate of Incorporation”).
2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph under Article IV and replacing such paragraph with the following paragraph:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Two Billion Two Hundred and Fifty Million (2,250,000,000), of which (i) Two Billion Two Hundred and Forty-Five Million (2,245,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.
4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [●] day of [●], 20[●].

CYTODYN INC.

By:
Name:

Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to https://AALvote.com/CYDY Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. As a stockholder of CytoDyn Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 pm Eastern Time, on November 20, 2025. t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t CYTODYN INC. ANNUAL MEETING OF STOCKHOLDERS November 21, 2025 at 9:30 am Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Tanya Durkee Urbach, Board Chair and Tyler Blok, Corporate Secretary, as proxy and attorney-in-fact, with full power of substitution, and hereby authorizes them, and either of them to represent and to vote, as designated below, all the shares of common stock of CytoDyn Inc. held of record by the undersigned at the close of business on September 25, 2025, at the Annual Meeting of Stockholders to be held on November 21, 2025, at 9:30 am Pacific Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/CYDY/2025 by 11:59 pm PT on November 20, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting” This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is provided, the proxies named above will vote FOR the election of all nominees for director named on the reverse and FOR Proposals 2, 3, 5, and 6 and for ONE YEAR on Proposal 4. Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________ Signature (Joint Owners)______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. Address change: (If you noted any Address Changes above, please mark box.) o CONTROL NUMBER Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX

Proposal 2. Ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2026; FOR o AGAINST o ABSTAIN o Proposal 3. Approval, on an advisory (non-binding) basis, of our named executive officer compensation; FOR o AGAINST o ABSTAIN o Proposal 4. An advisory (nonbinding) vote on the frequency of holding an advisory vote on executive compensation; ONE YEAR o TWO YEARS o THREE YEARS o ABSTAIN o Proposal 5. Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,750,000,000 to 2,250,000,000 shares; and FOR o AGAINST o ABSTAIN o Proposal 6. Approval of a proposal for the adjournment of the Annual Meeting to solicit additional proxies, if there are insufficient votes at the Annual Meeting to approve the share increase proposal. FOR o AGAINST o ABSTAIN o Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof. Please mark your votes like this  Proposal 1: Election of five (5) directors to serve on the Board of Directors until the 2026 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier death, resignation, or removal. 1. ELECTIONS OF DIRECTORS: (1) Tanya Durkee Urbach (2) Lishomwa C. Ndhlovu, M.D., Ph.D. (3) Karen J. Brunke, Ph.D. (4) Ryan M. Dunlap (5) Stephen M. Simes  Mark here to vote FOR all nominees  Mark here to WITHOLD vote from all nominees  For All EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. ______________________________________________________________ ______________________________________________________________ The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for director named below, “FOR” Proposals 2, 3, 5 and 6 below, and for the option of “ONE YEAR” in Proposal 4 set forth below. t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 21, 2025: The Proxy Statement and Annual Report are available at: https://web.viewproxy.com/CYDY/2025

Get informed before you vote *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number Your Vote Counts! For complete information and to vote, visit www.ProxyVote.com Control # CYTODYN INC. 2025 Annual Meeting Vote by November 20, 2025 11:59 PM ET You invested in CYTODYN INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on November 21, 2025. View the Form 10-K, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 09, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* November 21, 2025 9:30 AM PST Annual Meeting will be held virtually: To attend, you must register as a Beneficial Holder at: https://web.viewproxy.com/CYDY/2025 by 11:59 PM PT on November 20, 2025

Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com FLASHID-JOB# Control # Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date. CYTODYN INC. 2025 Annual Meeting Vote by November 20, 2025 11:59 PM ET 1. Election of Directors Nominees: 01 Tanya Durkee Urbach 03 Karen J. Brunke, Ph.D. 05 Stephen M. Simes 02 Lishomwa C. Ndhlovu 04 Ryan M. Dunlap For 2. Ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2026; For 3. Approval, on an advisory (non-binding) basis, of our named executive officer compensation; For 4. An advisory (nonbinding) vote on the frequency of holding an advisory vote on executive compensation; Year 5. Approval of a proposal to amend the Company's Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,750,000,000 to 2,250,000,000 shares; and For 6. Approval of a proposal for the adjournment of the Annual Meeting to solicit additional proxies, if there are insufficient votes at the Annual Meeting to approve the share increase proposal. For NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof. To attend, you must register as a Beneficial Holder at: https://web.viewproxy.com/CYDY/2025 by 11:59 PM PT on November 20,2025. On the day of the annual meeting, you may only vote during the virtual meeting, if you have previously e-mailed a copy of your legal proxy to virtualmeeting@viewproxy.com.